              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants we hereby consent to the use of our report, dated April 10, 1996, on our audit of the balance sheet of HomeSide, Inc. (and to all references to our firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

Jacksonville, Florida
June 21, 1996